Exhibit 21

                         Subsidiaries of the Registrant


                               The Community Bank
                            200 North Sycamore Street
                                 P .O. Box 2166
                           Petersburg, Virginia 23804


                            Commerce Bank of Virginia
                             11500 West Broad Street
                                 P. O. Box 29569
                            Richmond, Virginia 23242


                           County Bank of Chesterfield
                             10400 Hull Street Road
                           Midlothian, Virginia 23112